ABIOMED REPORTS RECORD U.S. IMPELLA UTILIZATION
OF 545 PATIENTS, UP 109%

-	Cash Positive During Fourth Quarter Fiscal 2010
-	Record Fourth Quarter Fiscal 2010 Revenue of $23.0 Million

DANVERS, Mass. — May 19, 2010 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported fourth quarter fiscal 2010 revenue of $23.0 million, up 17% compared to revenue of $19.6 million for the same period of fiscal 2009.

Worldwide Impella revenue for the full fiscal year 2010 totaled $57.8 million, up 59% compared to revenue of $36.4 million in the prior year.

Total revenue for the full fiscal year 2010 was $85.7 million, up 17% compared to revenue of $73.2 million in the prior year.

Financial and operating highlights during the fourth quarter of fiscal 2010 include:

•
Approximately 545 U.S. commercial patients were treated with Impella® 2.5, 5.0 or LD, a 109% increase compared to approximately 261 commercial patients in the fourth quarter of fiscal 2009 and a 28% increase compared to approximately 425 patients in the prior quarter.

•
U.S. commercial Impella reorders totaled $13.0 million, up 165% from $4.9 million in the fourth quarter of fiscal 2009. Total commercial U.S. Impella revenue, including initial site stocking orders and reorders, totaled $15.2 million, a 67% increase compared to $9.1 million in the fourth quarter of fiscal 2009.

•	An additional 21 U.S. hospitals purchased Impella 2.5 for commercial use during the quarter, bringing the total to 413 commercial customers.

•	27 patients were enrolled in the Protect II study, for a total of 341 patients completed, or 52% of the 654 patients required, triggering the submission for an interim data review.

•	Non-Impella revenue was $6.2 million for the fourth quarter of fiscal 2010, 26% lower than $8.4 million in the fourth quarter of fiscal 2009.

•
Gross margin rate for the fourth quarter of fiscal 2010 was 73%, compared to 72% in the fourth quarter of fiscal 2009.  In the fourth quarter of fiscal 2010, approximately $0.7 million of legacy product (non-Impella) excess or obsolete inventory reserves were recorded. Excess and obsolete inventory reserves for legacy product in the fourth quarter of fiscal 2009 totaled $0.4 million.

•
GAAP basic and diluted net earnings for the fourth quarter of fiscal 2010 was $0.2 million, or $0.01 per share, compared to a basic and diluted GAAP net loss of $8.5 million, or $0.23 per share for the fourth quarter of fiscal 2009.  The full year fiscal 2010 GAAP net loss was $19.8 million, or $0.54 per share, compared to a GAAP net loss of $31.6 million, or $0.91 per share in the prior year.

•
Non-GAAP net loss, which is described later in this press release for the fourth quarter of fiscal 2010 was $4.8 million, or $0.13 per share versus non-GAAP net loss of $ 5.9 million or $0.16 per share, in the fourth quarter fiscal 2009.   The full 2010 fiscal year non-GAAP net loss, which is described later in this press release, was $16.9 million, or $0.46 per share compared to a non-GAAP net loss for the full fiscal year 2009 of $20.8 million, or a loss of $0.61 per share.

•
Cash proceeds from the sale of World Heart stock totaled $6.4 million.  All other changes in cash, cash equivalents and short term marketable securities resulted in a positive contribution to cash of $0.2 million during the fourth quarter of fiscal 2010.  Cash, cash equivalents plus short-term marketable securities totaled $58.3 million at March 31, 2010 compared to $51.7 million at December 31, 2009.

IMPELLA US COMMERCIAL LAUNCH

	Q4’09	Q1’10	Q2’10	Q3'10	Q4'10	V% Growth Q4’10 vs. Q4’09
# of Patients per Quarter	261	341	338	425	545	109%
Reorder Revenue (Contribution to Total U.S. Commercial Revenue)	$4.9M	$6.4M	$6.6M	$8.2M	$13.0M	165%
Total U.S. Commercial Revenue	$9.1M	$10.5M	$12.1M	$14.5M	$15.2M	67%
# of Hospitals added per Quarter	66	47	50	66	21	-68%

“Our fourth quarter fiscal 2010 strategy to focus on existing Impella sites was rewarded with utilization growth of 109% year over year, and 28% sequentially. We supported more Impella commercial patients this quarter than in all of fiscal year 2009,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed.  “We believe our product enhancements and quick set-up kit, as well as the positive reception to our USpella registry and multiple publications, were key drivers in the continuing growth of patients supported by Impella. We are now even better positioned for fiscal 2011.”

Based on current expectations, the Company anticipates fiscal year 2011 worldwide revenues in the range of $93 million to $95 million.

U.S commercial Impella revenues are expected to grow from a continued focus on utilization by approximately 25 - 30%.  Worldwide Legacy revenues (non-Impella) are expected to be lower by approximately 25 - 30%.

The Company will host a conference call to discuss the results on Wednesday, May 19, 2010, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866.770.7129; the international number is 617.213.8067. The access participant code is 64191812. A replay of this conference call will be available beginning at 11 a.m. ET on May 19, 2010 through 11:59 p.m. ET on June 2, 2010. The replay phone number is 888.286.8010; the international number is 617.801.6888.  The replay access code is 64963529.

ABOUT ABIOMED
Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation, intangibles amortization and other costs, expenses or income which management believes are useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and assist in analyzing future trends.   Other non-GAAP financial measures include cash from ongoing operations or cash burn, which we define as the change in cash, cash equivalents, short and long-term marketable securities and restricted securities, excluding proceeds from the sale of World Heart securities. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release and above, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and the most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:
Aimee Maillett
978-646-1553
ir@abiomed.com

###

Abiomed, Impella, iPulse, BVS5000, AB5000, AbioCor and the Abiomed logo are all trademarks of Abiomed. Other company and product names may be trademarks of their respective owners.

Abiomed Inc
Reconciliation of GAAP to Non-GAAP Net Income/(Loss)
(in thousands, except for per share data)
	Three Months Ended		Twelve Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009

Net income/(loss) on a GAAP basis	$193	$(8,454)	$(19,806)	$(31,597)

Share-based compensation expense:
- Cost of product revenue	59	94	452	377
- Research & development	(211)	318	681	1,808
- Selling, general and administrative	(516)	1,378	4,063	6,649

Legacy product inventory reserve for excess or obsolete
- Cost of product revenue	711	366	1,690	686

Athlone lease exit charge
- Selling, general and administrative	951	-	951	-

Amortization of intangible assets	362	407	1,469	1,606

Sale of World Heart Stock
- Other income/(expense)	(6,389)	-	(6,389)	(313)

Income tax effect of non-GAAP adjustments	-	-	-	-

Net income/(loss) on a non-GAAP basis	$(4,840)	$(5,891)	$(16,889)	$(20,784)

Net income/(loss) per share reconciliation
(in thousands, except for per share data)
	Three Months Ended		Twelve Months Ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009

Net income/(loss) per share on a GAAP basis	$0.01	$(0.23)	$(0.54)	$(0.91)

Share-based compensation expense:
- Cost of product revenue	0.00	0.00	0.01	0.01
- Research & development	(0.01)	0.01	0.02	0.05
- Selling, general and administrative	(0.01)	0.04	0.11	0.18

Legacy product inventory reserve for excess or obsolete
- Cost of product revenue	0.02	0.01	0.05	0.02

Athlone fair value charge
- Selling, general and administrative	0.03	0.00	0.03	0.00

Amortization of intangible assets	0.01	0.01	0.04	0.04

Sale of World Heart Stock
- Other income/(expense)	(0.17)	0.00	(0.17)	(0.01)

Income tax effect of non-GAAP adjustments	0.00	0.00	0.00	0.00

Net income/(loss) per share on a non-GAAP basis	$(0.13)	$(0.16)	$(0.46)	$(0.61)

Shares used in calculation of net income/(loss) per
share on a non-GAAP basis	37,017	36,148	36,865	34,882

Abiomed, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share data)

	March 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$4,788	$1,785
Short-term marketable securities	53,477	55,394
Accounts receivable, net	13,516	15,724
Inventories	9,211	14,777
Prepaid expenses and other current assets	1,676	809
Total current assets	82,668	88,489
Property and equipment, net	6,753	7,792
Intangible assets, net	2,979	4,359
Goodwill	37,170	31,295
Long-term marketable securities	---	3,721
Other assets	---	302
Total assets	$129,570	$135,958
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,764	$5,550
Accrued expenses	13,953	10,818
Deferred revenue	1,289	1,211
Total current liabilities	19,006	17,579
Long-term deferred tax liability	3,040	2,086
Other long-term liabilities	510	310
Total liabilities	22,556	19,975
Commitments and contingencies
Stockholders' equity:
Class B Preferred Stock, $.01 par value	---	---
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	375	367
Authorized - 100,000,000 shares; Issued - 37,484,018 shares at March 31, 2010 and 36,736,843 shares at March 31, 2009;
Outstanding - 37,433,064 shares at March 31, 2010 and 36,685,889 shares at March 31, 2009
Additional paid-in-capital	372,256	362,097
Accumulated deficit	(263,797)	(243,991)
Treasury stock at cost - 50,954 at March 31, 2010 and March 31, 2009	(827)	(827)
Accumulated other comprehensive loss	(993)	(1,663)
Total stockholders' equity	107,014	115,983
Total liabilities and stockholders' equity	$129,570	$135,958

Abiomed, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2010	2009	2010	2009
Revenue:
Products	$22,828	$19,384	$84,765	$72,512
Funded research and development	151	199	948	698
Total Revenue	22,979	19,583	85,713	73,210

Costs and expenses:
Cost of product revenue	6,239	5,498	22,529	20,437
Research and development	6,725	7,131	25,891	25,328
Selling, general and administrative	15,709	14,718	61,682	55,357
Amortization of intangible assets	362	407	1,469	1,606
	29,035	27,754	111,571	102,728
Loss from operations	(6,056)	(8,171)	(25,858)	(29,518)
Other income (expense):
Investment income (expense), net	1	104	373	(1,404)
Gain on sale of WorldHeart stock	6,389	-	6,389	313
Other expense, net	102	(235)	(39)	(236)
	6,492	(131)	6,723	(1,327)
Loss before provision for income taxes	436	(8,302)	(19,135)	(30,845)
Provision for income taxes	243	152	671	752
Net loss	$193	$(8,454)	$(19,806)	$(31,597)

Basic and diluted net loss per share	$0.01	$(0.23)	$(0.54)	$(0.91)